UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Mr. Stephen R. Rizzone as President, Chief Executive Officer and Director

On July 9, 2021, Energous Corporation (the “Company”) announced that Stephen R. Rizzone has retired from his position as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”). Mr. Rizzone previously temporarily stepped down from his position as the Company’s President and Chief Executive Officer on April 19, 2021 in connection with his commencement of medical leave.

In connection with Mr. Rizzone’s retirement, the Company and Mr. Rizzone entered into an Executive Transition Agreement (“Separation Agreement”) on July 8, 2021, providing for continued employment through August 31, 2021. Upon his termination of employment, the Separation Agreement provides severance payments and benefits to Mr. Rizzone consistent with the terms of his existing employment agreement with the Company, including without limitation: compensation-based payments of $1,460,000 in the aggregate, payable under a certain payment scheme as set forth therein, an additional lump sum cash payment of $2,000,000, a pro-rated bonus payment for the two months of employment during the current quarterly bonus period payable at the same time bonus payments are made to other executives of the Company, settlement of deferred vested restricted stock units and an extension of the exercise periods of all stock options held by Mr. Rizzone until the one year anniversary of his termination date, and additional benefits related to Mr. Rizzone’s medical insurance. In addition, the Company will pay-off all amounts owed under a lease agreement relating to a Company Car and Mr. Rizzone will receive the title to the vehicle. All compensation under the Separation Agreement will be subject to applicable withholding.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Executive Transition Agreement by and between Energous Corporation and Mr. Rizzone, dated July 8, 2021.

99.1	Press Release dated On July 9, 2021

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: July 12, 2021	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President, Chief Financial Officer and a member of the Office of the CEO

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